PROXY

FOR A SPECIAL MEETING OF STOCKHOLDERS

BLACKROCK, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Steven E. Buller and Robert P. Connolly, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of class A common stock of BlackRock, Inc. held of record by the undersigned as of [            ], 2006, at a Special Meeting of Stockholders to be held on [            ], 2006, beginning at [        ] a.m., local time, at [                                                                                                                        ] and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

If the undersigned is a participant in The PNC Financial Services Group, Inc. Incentive Savings Plan (the “ISP”), then the undersigned hereby directs PNC Bank, N.A., as Trustee of the ISP to vote all the shares of BlackRock class A common stock credited to the undersigned’s account as indicated on the reverse side at the meeting and at any adjournment(s) thereof.

(This card is continued on the reverse side. Please sign on the reverse side and return promptly in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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ñ  FOLD AND DETACH HERE  ñ

BLACKROCK, INC.

SPECIAL MEETING OF STOCKHOLDERS

[            ], 2006

[        ] A.M., local time

[                                                                         ]

[                                                         ]

[                                         ]

Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

All shares will be voted as instructed below. In the absence of instructions, all shares will be voted with respect to registered stockholders, FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3, and with respect to participants in The PNC Financial Services Group, Inc. Incentive Savings Plan, in the manner required or permitted by the governing plan documents.

The Board of Directors recommends a vote FOR Proposal 1.				The Board of Directors recommends a vote FOR Proposal 2.

1.	The adoption of the transaction agreement and plan of merger, dated as of February 15, 2006, by and among Merrill Lynch & Co., Inc., BlackRock, Inc., New BlackRock, Inc., and BlackRock Merger Sub, Inc. and the approval of the merger contemplated thereby, pursuant to which BlackRock Merger Sub, Inc. will be merged with and into BlackRock, with BlackRock surviving the merger as an indirect wholly owned subsidiary of New BlackRock, Inc., and in which each share of issued and outstanding BlackRock class A common stock and each share of issued and outstanding BlackRock class B common stock will be converted into one share of common stock of New BlackRock. THE MERGER WILL ONLY OCCUR IF PROPOSAL 2 IS ALSO APPROVED.			2.

In consideration for its contribution to New BlackRock of the entities and assets that constitute its investment management business, approval of the issuance by New BlackRock to Merrill Lynch of 65 million shares of capital stock of New BlackRock, subject to adjustment, which will be divided between shares of New BlackRock common stock and shares of newly-issued non-voting series A convertible participating preferred stock such that Merrill Lynch will hold no more than 45% of the voting power of New BlackRock and no more than 49.8% of the total issued and outstanding capital stock of New BlackRock following the completion of the transactions. THE ISSUANCE WILL ONLY OCCUR IF PROPOSAL 1 IS ALSO APPROVED.

	FOR ☐	AGAINST ☐	ABSTAIN ☐		FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote FOR Proposal 3.
				3.	The approval of an amendment to the BlackRock, Inc. 1999 Stock Award and Incentive Plan to increase the number of shares of BlackRock class A common stock authorized for issuance under the incentive plan from 14,000,000 to [ ] shares. If the merger referred to in Proposal 1 is completed, as of the effective time of the merger, the incentive plan will be assumed by New BlackRock. In this regard, all references to shares of BlackRock class A common stock and all outstanding awards with respect to class A common stock will be adjusted so as to become awards with respect to shares of New BlackRock common stock. THE AMENDMENT WILL ONLY BECOME EFFECTIVE IF PROPOSALS 1 AND 2 ARE ALSO APPROVED.

					FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature                                                               Signature                                                                Dated                                                              , 2006

IMPORTANT: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

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ñ  FOLD AND DETACH HERE  ñ

PROXY

FOR A SPECIAL MEETING OF STOCKHOLDERS

BLACKROCK, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Steven E. Buller and Robert P. Connolly, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of class B common stock of BlackRock, Inc. held of record by the undersigned as of [            ], 2006, at a Special Meeting of Stockholders to be held on [            ], 2006, beginning at [        ] a.m., local time, at[                                                                                                                           ] and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

(This card is continued on the reverse side. Please sign on the reverse side and return promptly in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

.................................................................................................................................................................................

ñ  FOLD AND DETACH HERE  ñ

BLACKROCK, INC.

SPECIAL MEETING OF STOCKHOLDERS

[            ], 2006

[        ] A.M., local time

[                                                                         ]

[                                                         ]

[                                         ]

Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

All shares will be voted as instructed below. In the absence of instructions, all shares will be voted FOR Item 1, FOR Item 2 and FOR Item 3.

The Board of Directors recommends a vote FOR Item 1.				The Board of Directors recommends a vote FOR Item 2.

1.	The adoption of the transaction agreement and plan of merger, dated as of February 15, 2006, by and among Merrill Lynch & Co., Inc., BlackRock, Inc., New BlackRock, Inc., and BlackRock Merger Sub, Inc. and the approval of the merger contemplated thereby, pursuant to which BlackRock Merger Sub, Inc. will be merged with and into BlackRock, with BlackRock surviving the merger as an indirect wholly owned subsidiary of New BlackRock, Inc., and in which each share of issued and outstanding BlackRock class A common stock and each share of issued and outstanding BlackRock class B common stock will be converted into one share of common stock of New BlackRock. THE MERGER WILL ONLY OCCUR IF PROPOSAL 2 IS ALSO APPROVED.			2.	In consideration for its contribution to New BlackRock of the entities and assets that constitute its investment management business, approval of the issuance by New BlackRock to Merrill Lynch of 65 million shares of capital stock of New BlackRock, subject to adjustment, which will be divided between shares of New BlackRock common stock and shares of newly-issued non-voting series A convertible participating preferred stock such that Merrill Lynch will hold no more than 45% of the voting power of New BlackRock and no more than 49.8% of the total issued and outstanding capital stock of New BlackRock following the completion of the transactions. THE ISSUANCE WILL ONLY OCCUR IF PROPOSAL 1 IS ALSO APPROVED.

	FOR ☐	AGAINST ☐	ABSTAIN ☐		FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board of Directors recommends a vote FOR Item 3.
				3.	The approval of an amendment to the BlackRock, Inc. 1999 Stock Award and Incentive Plan to increase the number of shares of BlackRock class A common stock authorized for issuance under the incentive plan from 14,000,000 to [ ] shares. If the merger referred to in Proposal 1 is completed, as of the effective time of the merger, the incentive plan will be assumed by New BlackRock. In this regard, all references to shares of BlackRock class A common stock and all outstanding awards with respect to class A common stock will be adjusted so as to become awards with respect to shares of New BlackRock common stock. THE AMENDMENT WILL ONLY BECOME EFFECTIVE IF PROPOSALS 1 AND 2 ARE ALSO APPROVED.

					FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature                                                               Signature                                                                Dated                                                              , 2006

IMPORTANT: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

.................................................................................................................................................................................

ñ  FOLD AND DETACH HERE  ñ